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                                                                    EXHIBIT 10.2












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                 EMPLOYEE BENEFITS AND OTHER EMPLOYMENT MATTERS
                              ALLOCATION AGREEMENT
                                 BY AND BETWEEN
                               GRAND CASINOS, INC.
                                       AND
                               LAKES GAMING, INC.
                          DATED AS OF DECEMBER 31, 1998

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                                TABLE OF CONTENTS

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
ARTICLE 1 - DEFINITIONS...........................................................................................2
         Section 1.1       Definitions............................................................................2

ARTICLE 2 - TRANSFER OF EMPLOYEES; EMPLOYMENT ALLOCATION;
         AND TERMINATION BENEFITS.................................................................................6
         Section 2.1       Transfer of Employees..................................................................6
         Section 2.2       Allocations between Company and Lakes..................................................8
         Section 2.3       Change of Control Benefits; Termination Benefits.......................................9

ARTICLE 3 - EMPLOYER STOCK AND COMPENSATION PLANS................................................................10
         Section 3.1       Stock Option Plans....................................................................10
         Section 3.2       Stock Purchase Plans..................................................................11
         Section 3.3       Compensation Plans....................................................................11

ARTICLE 4 - SAVINGS PLANS........................................................................................12
         Section 4.1       401(k)Plans...........................................................................12

ARTICLE 5 - WELFARE AND OTHER BENEFITS...........................................................................15
         Section 5.1       Company Medical/Dental Plans..........................................................15
         Section 5.2       Lakes Medical/Dental Plan.............................................................16
         Section 5.3       Vacation and Sick Pay Liabilities.....................................................17
         Section 5.4       Payroll Reporting and Withholding.....................................................18
         Section 5.5       Post-Retirement Welfare Benefits......................................................20
         Section 5.6       Other Welfare Plans...................................................................20

ARTICLE 6 - LABOR AND EMPLOYMENT MATTERS.........................................................................20
         Section 6.1       Separate Employers....................................................................21
         Section 6.2       Employment Policies and Practices.....................................................21
         Section 6.3       Collective Bargaining Agreements......................................................21
         Section 6.4       Notice of Claims......................................................................21
         Section 6.5       Assumption of Unemployment Tax-Rates..................................................21
         Section 6.6       Employees on Leave of Absence.........................................................21
         Section 6.7       Release and Separation Agreements.....................................................22

ARTICLE 7 - MISCELLANEOUS........................................................................................22
         Section 7.1       Relationship of Parties...............................................................22
         Section 7.2       Access to Information; Cooperation....................................................22
         Section 7.3       Assignment............................................................................22
         Section 7.4       Headings..............................................................................22
         Section 7.5       Severability..........................................................................22
         Section 7.6       Parties in Interest; No Third Party Beneficial Rights.................................22


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
         Section 7.7       Notices...............................................................................23
         Section 7.8       Further Assurances....................................................................24
         Section 7.9       Waiver of Conditions..................................................................24
         Section 7.10      Governing Law.........................................................................24
         Section 7.11      Preservation of Right To Amend or Terminate Plans.....................................24
         Section 7.12      Entire Agreement......................................................................25
         Section 7.13      Counterparts..........................................................................25
         Section 7.14      Survival..............................................................................25
         Section 7.15      Dispute Resolution....................................................................25
         Section 7.16      Reimbursement.........................................................................25
         Section 7.17      Default...............................................................................25
         Section 7.18      Force Majeure.........................................................................25
         Section 7.19      Attorney/Client Privilege.............................................................26
         Section 7.20      Specific Performance..................................................................26

SCHEDULES

         Schedule A        Change of Control Agreements

         Schedule B        Release and Separation Agreements

         Schedule C        Stock Option Pricing Example

                 EMPLOYEE BENEFITS AND OTHER EMPLOYMENT MATTERS
                              ALLOCATION AGREEMENT

         THIS EMPLOYEE BENEFITS AND OTHER EMPLOYMENT MATTERS ALLOCATION AGREEMENT (this "Agreement") is made and entered into as of December 31, 1998, by and between GRAND CASINOS, INC., a Minnesota corporation ("Company"); and LAKES GAMING, INC., a Minnesota corporation and wholly owned subsidiary of Company ("Lakes"); and shall be effective as of the Distribution Date (as hereinafter defined).

                                    RECITALS

         WHEREAS, Company, through certain wholly-owned subsidiaries, (a) owns, operates and develops certain gaining and resort facilities located in the State of Mississippi (as more specifically described herein, the "Mississippi Business"), and (b) manages and develops certain gaming facilities located outside the State of Mississippi (as more specifically described herein, the "Non Mississippi Business");

         WHEREAS, it is necessary to separate the Mississippi Business from the Non-Mississippi Business in order to satisfy conditions precedent contained in that certain Agreement and Plan of Merger dated June 30, 1998 (the "Merger Agreement"), by and among Company; Lakes; Hilton Hotels Corporation, a Delaware corporation ("Hilton"); Park Place Entertainment Corporation, a Delaware corporation and a wholly-owned subsidiary of Hilton ("Park Place"); and Gaming Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Park Place ("Merger Sub"), providing for the merger of Merger Sub with and into Company (the "Merger");

         WHEREAS, subject to Company shareholder ratification and certain other conditions, the Board of Directors of Company has determined that the separation of the Non-Mississippi Business from the Mississippi Business shall be accomplished by distributing all of the issued and outstanding shares of common stock, par value $.01 per share, of Lakes (the "Lakes Common Stock") to the holders as of the Record Date (as hereinafter defined) of common stock, par value $.01 per share, of Company (the "Company Common Stock") on a pro rata basis immediately before the Merger, in the ratio of one (1) share of Lakes Common Stock for each four (4) shares of Company Common Stock held by such holders (the "Distribution");

         WHEREAS, as set forth in the written Distribution Agreement between the parties, of even date herewith (the "Distribution Agreement"), and subject to the terms and conditions thereof, Company will contribute to Lakes, prior to the Distribution, all of the operations, assets and liabilities of the Non-Mississippi Business and such other assets, liabilities and operations as are described in the Distribution Agreement; and

         WHEREAS, pursuant to, and as contemplated by, the Distribution Agreement, Company and Lakes have agreed to enter into an agreement allocating responsibilities with respect to certain matters relating to employees and employee compensation, benefits, labor and certain other employment matters pursuant to the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, undertakings and obligations set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below. Capitalized terms used and not otherwise defined in this Agreement shall have the meaning ascribed to them in the Distribution Agreement. All references herein to "Articles," "Sections" or "Schedules" shall be deemed to be references to Articles or Sections hereof or Schedules hereto unless otherwise indicated.

         "Ancillary Agreement" shall mean any agreement contemplated by the Distribution Agreement, and such other documents as the parties thereto shall mutually agree are required to effect the Distribution.

         "Change of Control Agreements" shall mean those Change of Control Agreements of Company identified on Schedule A attached hereto and any and all other employment or severance agreements of Company that provide severance or termination benefits to any Employee subsequent to a change of control of Company.

         "COBRA" shall mean the federal statutes designated as Code Section 4980B and ERISA Sections 601 through 608; and any applicable state law that also establishes employer requirements for continuation of health care, life insurance or other Welfare Plan benefits for the benefit of certain current and former employees or dependents thereof and any successor legislation to any of such laws.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

         "Collective Bargaining Agreement" shall mean any collective bargaining agreement or other labor agreement to which Company or any of its subsidiaries or affiliates was a party on or before the Distribution Date.

         "Company" shall have the meaning set forth in the Preamble.

         "Company Common Stock" shall have the meaning set forth in the Recitals.

         "Company Director Option Plan" shall mean the 1995 Director Stock Option Plan of Company.


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         "Company Employee Stock Option Plan" shall mean the 1991 Grand Casinos,
Inc. Stock Option and Compensation Plan, and amendments thereto, of Company.

         "Company 401(k) Plan" shall mean, until the Distribution Date, the Grand Casinos 401(k) Savings Plan sponsored by Company and dated as of September 1, 1995, as amended through the Distribution Date.

         "Company Incentive Compensation Plan" shall mean the management incentive bonus plan of Company, as amended; and any other incentive or bonus compensation plans of Company.

         "Company Individual" shall mean any individual who (a) is a Retained Employee, (b) is, as of the Distribution Date, a Company Terminee whose last employment with Company or any of its subsidiaries was with a Company Retained Business or (c) is a dependent or beneficiary of any individual specified in clause (a) or (b).

         "Company Medical/Dental Plan" shall mean any Medical/Dental Plan maintained for or providing benefits to Company Individuals.

         "Company Qualified Beneficiary" shall mean a Qualified Beneficiary who, immediately following the Distribution, is not a Lakes Qualified Beneficiary and who, immediately prior to the Distribution, was a Qualified Beneficiary under any Company Medical/Dental Plan.

         "Company Retained Business" shall mean the Mississippi Business described in the Recitals and any other business or operation of Company or its subsidiaries which is, pursuant to the Distribution Agreement, to be conducted by Company following the Distribution.

         "Company Stock Option" shall mean an option to purchase Company Common Stock pursuant to any of the Company Stock Option Plans or any other option to purchase Company Common Stock that has been disclosed to Hilton pursuant to the Merger Agreement.

         "Company Stock Option Plans" shall mean collectively, the Company Employee Stock Option Plan and the Company Director Option Plan.

         "Company Stock Purchase Plan" shall mean the Grand Casinos, Inc. Associate Stock Purchase Plan established by Company as of March 1, 1997.

         "Company Terminee" shall mean any individual who was formerly employed by Company or any of its subsidiaries and terminated such employment prior to the Distribution Date.

         "Distribution" shall have the meaning set forth in the Recitals.

         "Distribution Agreement" shall have the meaning set forth in the Recitals.


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         "Distribution Date" shall mean the date on which the Distribution occurs.

         "Employee" shall mean with respect to any entity, an individual who is considered, according to the payroll and other records of such entity, to be employed by such entity, regardless of whether such individual is, at the relevant time, actively at work or on leave of absence (including vacation, holiday, sick leave, family and medical leave, disability leave, military leave, jury duty, layoff with rights of recall, and any other leave of absence or similar interruption of active employment that is not considered, according to the policies or practices of such entity, to have resulted in a permanent termination of such individual's employment), but excluding any individual who is, as of the relevant time, on long-term disability leave. An employee includes, without limitation, any individual who is in one of the following categories: a Retained Employee, a Company Terminee, a Lakes Employee or a Transferred Employee.

         "Employer" shall mean Company or Lakes, as the context so indicates.

         "Employer Common Stock" shall mean Company Common Stock with respect to Company Individuals and Lakes Common Stock with respect to Lakes Individuals.

         "Employer Stock Option Plan" shall mean a plan that provides for awards of additional compensation to eligible Employees in the form of non-qualified or incentive options to purchase Employer Common Stock, including without limitation, the Company Stock Option Plans and the Lakes Stock Option Plan.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor legislation.

         "Exercise Date" shall have the meaning set forth in Section 3.2(a).

         "HMO" shall mean any health maintenance organization organized under 42 U.S.C. Section 300e-9, or a state health maintenance organization statute that provides medical services for Company Individuals or Lakes Individuals under any Plan.

         "IRS" shall mean the Internal Revenue Service.

         "Lakes" shall have the meaning set forth in the Preamble.

         "Lakes Business" shall mean the Non-Mississippi Business described in the Recitals and any other business or operation of Company or any of its subsidiaries that is, pursuant to the Distribution Agreement, to be conducted by Lakes immediately following the Distribution.

         "Lakes Common Stock" shall have the meaning set forth in the Recitals.

         "Lakes Compensation Plans" shall have the meaning set forth in Section 3.3(b).

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         "Lakes Employee" shall mean any individual who is (a) a Transferred
Employee; or (b) not a Transferred Employee, but becomes an employee of Lakes or any of its subsidiaries on or after the Distribution Date.

         "Lakes Employment Agreements" shall have the meaning set forth in
Section 2.1(d).

         "Lakes 401(k) Plan" shall have the meaning set forth in Section 4.1
(a).

         "Lakes Individual" shall mean any individual who (a) is a Transferred Employee; (b) is otherwise a Lakes Employee; (c) is, as of the Distribution Date, a Company Terminee whose last employment with Company or a subsidiary of Company was with a Lakes Business; or (d) is a dependent or beneficiary of any individual described in clause (a), (b) or (c).

         "Lakes Medical/Dental Plans" shall mean the Medical/Dental Plans established by Lakes in accordance with Section 5.2(a).

         "Lakes Option" shall have the meaning set forth in Section 3.1 (a).

         "Lakes Qualified Beneficiary" shall mean any Lakes Individual (or dependent thereof) who, on or before the Distribution Date, was a Qualified Beneficiary under any Company Medica/Dental Plan.

         "Lakes Stock Option Plan" shall mean the Stock Option Plan of Lakes, as established by Lakes pursuant to Section 3.1 (b) hereof.

         "Medical/Dental Plan" shall mean a Welfare Plan providing health benefits to Employees and their dependents; and also includes a "cafeteria" Plan intended to qualify under Code Section 125.

         "Merger" shall have the meaning set forth in the Recitals.

         "Park Place 401(k) Plan" shall mean the defined contribution deferred profit sharing plan that is intended to qualify under Code Sections 401(a) and 401(k) and is sponsored by Park Place and/or Merger Sub as of the date of consummation of the Merger.

         "Plan" shall mean any plan, policy, arrangement, contract or agreement providing compensation benefits for any group of Employees or individual Employees (including former Employees), or the dependents or beneficiaries of any such Employee, whether formal or informal or written or unwritten, and including, without limitation, any means, whether or not legally required, pursuant to which any benefit is provided by an Employer to any such Employee or the beneficiaries of any such Employee, existing as of the Distribution Date or prior thereto.

         "Qualified Beneficiary" shall mean an individual (or dependent thereof) who either (a) experiences a "qualifying event" (as that term is defined in Code
Section 4980B(f)(3) and ERISA

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Section 603) while a participant in any Medical/Dental Plan, or (b) becomes a
"qualified beneficiary" (as that term is defined in Code Section 4980B(g)(1) and ERISA 607(3)) under any Medical/Dental Plan.

         "Record Date" shall mean December 23, 1998.

         "Release and Separation Agreements" shall mean those Release and/or Separation Agreements identified on Schedule B hereto, and any other similar agreements entered into by Company or any of its subsidiaries, and a Company Terminee whose last employment with Company or such subsidiary was with either a Lakes Business or a Company Retained Business.

         "Retained Employee" shall mean any individual who, immediately prior to the Distribution, was an Employee of Company or any of its subsidiaries and who is an employee of Company or any of its subsidiaries immediately following the Distribution.

         "Rev. Proc. 84-77" shall have the meaning set forth in Section 5.4(a).

         "SEC" shall mean the Securities and Exchange Commission.

         "Service Credit" shall mean the period taken into account under any Plan for purposes of determining length of service or plan participation to satisfy eligibility, vesting, benefit accrual and similar requirements under such Plan.

         "Termination Benefits" shall have the meaning set forth in Section 2.3(a).

         "Transferred Employee" shall mean any individual who was an Employee of Company or any of its subsidiaries immediately prior to the Distribution and who is or becomes, immediately after the Distribution, an Employee of Lakes or any of its subsidiaries.

         "Welfare Plan" shall mean any Plan that provides medical, health, disability, accident, life insurance, death, dental or any other welfare benefit, including, without limitation, any postemployment benefit, but excluding vacation benefits covered under Section 5.3.

                                    ARTICLE 2
                  TRANSFER OF EMPLOYEES; EMPLOYMENT ALLOCATION;
                            AND TERMINATION BENEFITS

         Section 2.1       Transfer of Employees.

(a) Company and Lakes shall take all steps necessary or appropriate so that all of the Employees of Company and its subsidiaries are allocated between the Company Retained Business and the Lakes Business in accordance with the principles set forth in Section 2.1 (b) below; and so that (i) each individual who is so allocated to the Lakes Business is, as of the Distribution

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         Date and immediately following the Distribution, an Employee of Lakes or any of its subsidiaries in the Lakes Business; and (ii) each individual who is so allocated to the Company Retained Business is, as of the Distribution Date and immediately following the Distribution, an Employee of Company or any of its subsidiaries in the Company Retained Business.

(b) In making the allocation provided for in this Section , Company and Lakes shall allocate each Employee who is primarily engaged in the Company Retained Business to Company and/or its subsidiaries (other than Lakes and its subsidiaries) and each Employee who is primarily engaged in the Lakes Business to Lakes and/or its subsidiaries. All other Employees shall be allocated in a mutually agreeable manner that, to the extent possible, takes into account (i) the Employees' expertise, experience and existing positions and duties, (ii) the likelihood of unreasonably disrupting either the Company Retained Business or the Lakes Business and (iii) maximizing the ability of each of Company and Lakes, and their respective subsidiaries to manage and operate their respective businesses after the Distribution Date, taking into account the respective needs of such businesses as established by past practice, and with a view towards maximizing the value and effectiveness of both the Company Retained Business and the Lakes Business.

(c) Company and Lakes each agree that, between the date hereof and the Distribution Date, Employees will not be transferred between the Company Retained Business or Lakes Business except as (i) necessary to effect the transfer pursuant to this Section 2.1 or (ii) in the ordinary course of business consistent with past practice. Notwithstanding the foregoing allocation, Company and Lakes acknowledge that (x) Company may need the services of certain Transferred Employees for a transitional period following the Distribution and (y) Lakes may need the services of certain Retained Employees for a transitional period following the Distribution. Company and Lakes agree to enter into an Ancillary Agreement to this effect and to cooperate to make such services available on a transitional basis.

(d) Effective as of the Distribution Date, Company shall assume all obligations and liabilities for, and arising under, all written and oral employment agreements, if any, in each case with respect to Retained Employees; and Lakes shall have no liability or obligation with respect thereto. Effective as of the Distribution Date, Lakes shall assume all obligations and liabilities for, and arising under, all written and oral employment agreements, if any, in each case with respect to Transferred Employees (the "Lakes Employment Agreements"); and Company shall have no liability or obligation with respect thereto. Lakes shall take, or cause to be taken, all action necessary and appropriate to assume, as of the Distribution Date, all Lakes Employment Agreements, with such changes as may be necessary to reflect the change in the employer thereunder and such other changes as Lakes shall determine. Such Lakes Employment Agreements shall otherwise have the same terms and conditions as in effect immediately prior to the Distribution Date, except that references to employment by or termination of employment with Company and its affiliates shall be changed to refer to employment by or termination of employment with Lakes and its affiliates.

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         Section 2.2       Allocations between Company and Lakes.

(a) Allocation of Responsibilities as Employer on Distribution Date. On the Distribution Date, except to the extent assumed by Company under this Agreement or any Ancillary Agreement, Lakes and/or its subsidiaries shall retain or assume, as the case may be, responsibility as employer for all Transferred Employees. On the Distribution Date, except to the extent assumed by Lakes under this Agreement or any Ancillary Agreement, Company and/or its subsidiaries shall retain responsibility as employer for all Retained Employees.

(b) Assumption of Liabilities on Distribution Date. Except as specifically provided in this Agreement, or as otherwise agreed by the parties hereto:

(i) Except as provided in Section 2.2(c), immediately following the Distribution, Lakes shall assume all benefit obligations and all related rights in connection with any Plan with respect to the Transferred Employees and other Lakes Individuals; and Company shall have no further liability with respect thereto.

(ii) Company shall retain all benefit obligations and all related rights that accrue after the Distribution Date in connection with any Plan and with respect to Retained Employees; and Lakes shall have no further liability with respect thereto; provided, however, that with respect to any such Retained Employees who become employed by Lakes after the Distribution, any benefit obligations and all related rights that accrue after such employment in connection with any Plan with respect to such employment with Lakes shall be assumed by Lakes.

(c)      Service Credits.

(i) Distribution Date Transfers. In connection with the Distribution and for purposes of determining Service Credits under any Plan, Company shall credit each Retained Employee and Lakes shall credit each Transferred Employee with such Employee's Service Credits and original hire date as reflected in the records of Company or any of its subsidiaries as of the Distribution Date. Such Service Credits and hire date shall continue to be maintained as described herein for as long as the Employee does not terminate such employment or as otherwise may be required by applicable law or any applicable Plan.

(ii) Service Credits Following the Distribution Date. Subject to the provisions of applicable law, (x) Lakes may, in the case of Transferred Employees, in its sole discretion, make such decisions as it deems appropriate with respect to determining Service Credits accrued after the Distribution Date; and (y) Company may, in the case of Retained Employees, in its sole discretion, make such decisions as it deems appropriate with respect to determining Service Credits accrued after the Distribution Date.


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



         Section 2.3       Change of Control Benefits; Termination Benefits.

(a) No Transferred Employee shall be deemed, as a result of any actions taken pursuant to this Article 11 or otherwise as a result of the consummation of the transactions contemplated by the Distribution Agreement, to have become entitled to any benefits under any Plan, contract, agreement, statute, regulation or other arrangement that provides for the payment of severance pay, salary continuation, pay in lieu of notice, unused vacation pay, or similar benefits in connection with actual or constructive termination or alleged actual or constructive termination of employment (collectively, "Termination Benefits").

(b) Notwithstanding Section 2.3(a), effective as of the Distribution Date, Company shall retain all liabilities relating to or arising out of claims made by or on behalf of Retained Employees (including the beneficiary, dependent or alternate payee of such individual) for, or with respect to, Termination Benefits relating to the actual or constructive termination or alleged actual or constructive termination of employment of any Retained Employee with any member of the Lakes Business or the Company Retained Business, whether before, on or after the Distribution Date. In addition, Company shall retain all liabilities and obligations pursuant to any Change of Control Agreements with respect to Retained Employees.

(c)      Notwithstanding Section 2.3(a), and except as provided otherwise in
         Section 2.3(b) above, effective as of the Distribution Date, Lakes shall assume all liabilities relating to or arising out of claims made by or on behalf of Transferred Employees (including the beneficiary, dependent or alternative payee of such individual) for, or with respect to, Termination Benefits relating to the actual or constructive termination or alleged actual or constructive termination of employment of any Transferred Employee with Lakes or any of its subsidiaries in the Lakes Business or Company or any of its subsidiaries in the Company Retained Business, whether before, on or after the Distribution Date. In addition, Lakes shall assume all liabilities and obligations pursuant to any Change of Control Agreements with respect to Transferred Employees.

                                    ARTICLE 3
                      EMPLOYER STOCK AND COMPENSATION PLANS

         Section 3.1       Stock Option Plans.

(a) Company Stock Option Plans. Company shall continue the Company Stock Option Plans and shall remain obligated under any Company Stock Options it has granted. Effective as of the Distribution Date, all outstanding Company Stock Options shall be adjusted to represent options to purchase (i) an equivalent number of shares of Company Common Stock and
         (ii) one (1) share of Lakes Common Stock for each four (4) such shares of Company Common Stock, as required by the terms of the Distribution (each such option to purchase Lakes Common Stock, a "Lakes Option"). Pursuant to such adjustment, the intrinsic value of the Company Stock Options prior to the Distribution shall be preserved after the

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

         Distribution, and the respective exercise prices of the Company Stock Options shall be allocated between the Company Stock Options (as so adjusted) and the Lakes Options based upon the relative values of Company Common Stock and Lakes Common Stock following the Distribution, equitably taking into account the one-for-four ratio of Lakes Common Stock to Company Common Stock under the terms of the Distribution, pursuant to the example set forth in Schedule C attached hereto, all as mutually agreed by Company and Lakes. To the extent necessary, Company shall amend the Company Stock Option Plans or other agreements evidencing Company Stock Options to provide that, with respect to Lakes Individuals and any members of the board of directors of Lakes holding Company Stock Options, all references to service or termination of service with Company and its affiliates shall be changed to references to service or termination of service with Lakes and its affiliates.

(b) Lakes Stock Option Plans. Lakes shall take, or cause to be taken, all action necessary and appropriate to adopt, effective as of the Distribution Date, its own stock option plans, generally in the form of the Company Stock Option Plans, with such changes as may be necessary to reflect the change in the issuer of awards thereunder and such other changes as Lakes shall determine (such plans as adopted, the "Lakes Stock Option Plans"). All awards under the Lakes Stock Option Plans will be options with respect to Lakes Common Stock. Lakes Options that are issued pursuant to the adjustment of the Company Stock Options under subsection (a) above shall otherwise have the same terms and conditions as the Company Stock Options with respect to which they are issued, except that with respect to Company Individuals or any members of the board of directors of Company receiving any such Lakes Options, references to service or termination of service with Lakes and its affiliates shall be changed to references to service or termination of service with Company and its affiliates. From and after the Distribution Date, Lakes shall assume all obligations with respect to such Lakes Options, and shall administer the Lakes Stock Option Plans under terms governing such awards.

         Section 3.2       Stock Purchase Plans.

(a) Company Stock Purchase Plan. The Company Stock Purchase Plan shall be administered and, if necessary, amended to provide that all contributions withheld from the compensation of participants through the day before the Distribution Date (the "Purchase Date") shall be used on the Purchase Date to purchase Company Common Stock under the terms and conditions set forth in such Plan. From and after the Distribution Date, Company shall continue the Company Stock Purchase Plan with respect to Retained Employees. Company shall assume all obligations with respect to, and shall administer the Company Stock Purchase Plan under its terms with respect to Retained Employees.

(b) Lakes Stock Purchase Plan. At any time after the Distribution Date, Lakes may or may not elect to adopt, effective as of any date on or after the Distribution Date, a Plan similar to the Company Stock Purchase Plan with respect to Transferred Employees.

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




         Section 3.3       Compensation Plans.

(a) Company Compensation Plans. Company shall pay, or cause to be paid, all compensation and bonuses earned by each Company Individual who, on the Distribution Date, is a participant under any of the Company Compensation Plans for the period prior to the Distribution Date, in accordance with the terms of the applicable Company Compensation Plan. From and after the Distribution Date, Company shall retain all liabilities relating to or arising under the Company Compensation Plans with respect to any Company Individuals.

(b) Lakes Compensation Plans. Lakes shall assume and shall be solely responsible for, all obligations to pay all compensation and bonuses earned by each Lakes Individual who, on the Distribution Date, is a participant under the Company Compensation Plans. Lakes shall take, or cause to be taken, all action necessary and appropriate to adopt, effective as of the Distribution Date, compensation plans in substantially the same form as the Company Compensation Plans that cover Lakes Individuals, with such changes as may be necessary to reflect the change in the issuer of awards thereunder and such other changes as Lakes shall determine (such plan as adopted, the "Lakes Compensation Plans"). From and after the Distribution Date, the Lakes Compensation Plans shall provide future compensation benefits thereunder to Lakes Individuals pursuant to the terms therein. The terms and conditions of the Lakes Compensation Plans shall be substantially similar to the terms and conditions of the Company Compensation Plans, until such time as Lakes may determine that any amendment or termination of any Plan is necessary or desirable.

                                    ARTICLE 4
                                  SAVINGS PLANS

         Section 4.1       401(k)Plans.

(a) Transfer and Lakes Assumption of Company 401(k) Plan. Effective as of the Distribution Date, each of the Company and Lakes shall take, or cause to be taken, all action necessary and appropriate to allow Lakes to assume all of the future responsibilities and rights as sponsor of the Company 401(k) Plan, in lieu of Company; and from and after the Distribution Date, such Plan shall provide additional benefits only for eligible Lakes Individuals, subject to the terms and provisions of such Plan; and the Retained Employees shall not be eligible to participate in such Plan, except that such Plan shall continue to hold the benefits of Company Individuals that had accrued before the Distribution until such time as the transaction described in the following paragraph (b) is completed. For all periods after the Distribution Date, the Company 401(k) Plan shall be referred to herein as the "Lakes 401(k) Plan." Lakes shall provide benefits under the Lakes 401(k) Plan after the Distribution Date for all Lakes Individuals subject to the terms and provisions of such Plan.

(b) Possible Spin-off and Merger with Park Place 401(k) Plan. As soon as practical after the completion of the Distribution and the Merger, Lakes shall take, or cause to be taken, all action necessary and appropriate to split up and spin off that portion of the Lakes 401(k) Plan that is attributable to Company Individuals and transfer that portion to the Park Place 401(k) Plan pursuant to Section 4.1(d). To the extent that the Park Place 401(k) Plan does not accept such transfer, the accrued benefits of the Company Individuals under the Lakes 401(k) Plan shall become fully vested and nonforfeitable as of the Distribution Date and Lakes shall cause such accrued benefits to be payable to the Company Individuals pursuant to the terms of such Plan and applicable law.

(c) Matching and Profit Sharing Contributions. For periods on or before the Distribution Date, any matching and discretionary contributions under the Company 401(k) Plan with respect to Company Individuals will be made solely by Company pursuant to the terms of the Company 401(k) Plan. For periods after the Distribution Date, any matching and discretionary contributions under the Lakes 401(k) Plan with respect to Lakes Individuals will be made solely by Lakes pursuant to the terms of the Lakes 401(k) Plan.

(d) Transfer and Acceptance of Account Balances. As soon as practicable after the Distribution Date, subject to the consent of Park Place and the trustee of the Park Place 401(k) Plan, Lakes shall cause the trustees of the Lakes 401(k) Plan to transfer to the trustee or other funding agent of the Park Place 401(k) Plan, the amounts (in cash, securities, other property or a combination thereof representing the account balances of all Company Individuals, said amounts to be established as account balances or accrued benefits of such individuals under the Lakes 401(k) Plan. Each such transfer shall comply with
         Section 414(l) of the Code and the requirements of ERISA and the regulations promulgated thereunder. Lakes shall not cause the trustees or other funding agent of the Lakes 401(k) Plan to complete the plan-to- plan transfer from the Lakes 401(k) Plan trustees, unless and until Park Place and the plan administrator of the Park Place 401(k) Plan agree in writing to credit the accounts of such Company Individuals under the Park Place 401(k) Plan with any amounts transferred on their behalf.

(e) Information. Lakes shall (with the cooperation of Company to the extent that relevant information is in the possession of Company) provide Park Place, as soon as practicable after the plan-to-plan transfer described in this Section 4.1, with a list of Company Individuals who, to the best knowledge of Lakes, were participants in or otherwise entitled to benefits under the Lakes 401(k) Plan on the date of such transfer, together with a listing of each participant's Service Credits under such Plan and a listing of each such Company Individual's account balance thereunder, and each Company Individual's investment election. Lakes shall, as soon as practicable after the date of such transfer, provide Park Place with such additional information in the possession of Lakes (and not already in the possession of Park Place) as may be reasonably requested by Park Place and necessary for Park Place to administer effectively the Park Place 401(k) Plan.

(f) Regulatory Filings. Company and Lakes shall, in connection with the plan-to-plan transfer described in this Section 4.1, cooperate with each other and Park Place in making any and all appropriate filings required by the SEC or the IRS, or required under the Code or ERISA or any applicable securities laws and the regulations thereunder, and take all such action as may be necessary and appropriate to cause such plan-to-plan transfer to take place as soon as practicable after the Distribution and Merger or otherwise when required by law. Further, Lakes shall seek a favorable IRS determination letter that the Lakes 401(k) Plan as in effect after the Distribution, satisfies all qualification requirements under Section 401(a) of the Code. Notwithstanding the foregoing, such change in plan sponsor and plan-to-plan transfers may take place pending issuance of such favorable determination letter. Lakes shall make any necessary amendments on a retroactive basis to the Lakes 401(k) Plan, respectively, as required by the IRS to issue the favorable determination letter described above.

(g) Account Balances of Participants. Except as otherwise provided herein, on the Distribution Date, Lakes shall assume sole responsibility for all liabilities and obligations accruing after the Distribution Date under the Lakes 401(k) Plan; and Company shall have no liability or obligation with respect to the Lakes 401(k) Plan, except for any liabilities and obligations accruing on or before the Distribution Date, when it will have been the Company 401(k) Plan.

(h) Qualification of Plans and Other Liabilities. Company shall be responsible for all liabilities incurred by Company or Lakes as a result of any failure of the Company 401(k) Plan to be qualified under
         Section 401(a) of the Code, or any other liability that might be incurred with respect to such Plan, with respect to Company Individuals. Lakes shall be responsible for all liabilities incurred by Company or Lakes as a result of any failure of the Company 401(k)Plan to be qualified under Section 401(k) of the Code, or any such other liability might be incurred with respect to such Plan, with respect to Lakes Individuals. Notwithstanding the foregoing, to the extent that any such liabilities incurred by Company or Lakes as a result of any failure of the Company 401(k) Plan to be qualified under Section 401(a) of the Code, or any other liability that might be incurred with respect to such Plan, are not clearly attributable to either Company Individuals or Lakes Individuals then each of Company and Lakes shall be responsible for such liabilities in a proportion based on the ratios of the accrued benefits of Company Individuals and the accrued benefits of Lakes Individuals to the total accrued benefits under such Plan as of December 31, 1997.

                  The parties hereto agree that, to the extent either of them becomes aware that such Plan fails or may fail to be so qualified, it shall notify the other party and the parties shall cooperate and use best efforts to avoid such disqualification, including using the Internal Revenue Service's Employee Plans Compliance Resolution System or similar programs, and taking any steps available pursuant to such program to avoid disqualification, as determined by the party who is made responsible under this Section 4.2(h) for the liabilities that would result from such disqualification (and the liabilities for which such party is responsible shall include all costs and expenses resulting from such steps, including fines, penalties, contributions, attorneys' fees and expenses and administrative expenses).

                                    ARTICLE 5
                           WELFARE AND OTHER BENEFITS

         Section 5.1       Company Medical/Dental Plans.

(a)      Liability for Claims.

(i) Except as otherwise provided herein, as of the Distribution Date, Company shall assume or retain and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations related to claims asserted or incurred or premiums owed as of and after the Distribution Date in respect of any Company Individual under any Company Medical/Dental Plan and claims asserted or incurred or premiums due after the Distribution Date in respect of any Company Individual under any Company Medical/Dental Plan, and Lakes shall have no liability or obligation with respect thereto.

(ii) Except as otherwise provided herein, as of the Distribution Date, Lakes shall assume or retain and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations related to claims asserted or incurred or premiums owed as of and after the Distribution Date in respect of any Lakes Individual under any Company Medical/Dental Plan and claims asserted or incur-red or premiums due after the Distribution Date in respect of any such Lakes Individual under any Company Medical/Dental Plan, and Company shall have no liability or obligation with respect thereto.

(b) Continuation Coverage Administration. As of the Distribution Date, Company shall retain and shall be solely responsible for, or cause its insurance carriers or HMOs to be responsible for, providing and administering the continuation coverage required by COBRA as it relates to any Company Qualified Beneficiary, and Lakes shall have no liability or obligation with respect thereto. As of the Distribution Date, Lakes shall retain and shall be solely responsible for, or cause its insurance carriers or HMOs to be responsible for, providing and administering the continuation coverage required by COBRA as it relates to any Lakes Qualified Beneficiary, and Company shall have no liability or obligation with respect thereto.

(c) Continuation Coverage Claims. As of the Distribution Date, Company shall assume or retain and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations in connection with claims asserted or incurred or premiums owed through the Distribution Date under any Company Medical/Dental Plan in respect of any Company Qualified Beneficiary and claims asserted or incurred or premiums owed after the Distribution Date under any Company Medical/Dental Plan in respect of any Company Qualified Beneficiary, and Lakes shall have no liability or obligation with respect thereto. As of the Distribution Date, Lakes shall assume or retain and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations in connection with claims asserted or incurred or premiums owed through the Distribution Date under any Company Medica/Dental Plan in respect of any Lakes Qualified Beneficiary and claims asserted or incurred or premiums owed after the Distribution Date under any Company Medical/Dental Plan in respect of any Lakes Qualified Beneficiary, and Company shall have no liability or obligation with respect thereto.

         Section 5.2       Lakes Medical/Dental Plan.

(a) Establishment of Lakes Medical/Dental Plans. On or prior to the Distribution Date, Lakes shall take, or cause to be taken, all action necessary and appropriate to establish and administer the Lakes Medical/Dental Plans and to provide benefits thereunder for all Lakes Individuals and Lakes Qualified Beneficiaries (with respect to continuation coverage under COBRA only) who, immediately prior to the Distribution Date, were participants in or otherwise entitled to benefits under the Company Medica/Dental Plans. Each such individual shall, to the extent applicable, for all purposes under the new Lakes Medical/Dental Plans (i) have coverage that is substantially comparable to that provided immediately prior to the Distribution Date, (ii) have no preexisting condition limitation imposed other than that which is or was already imposed under the applicable existing Plan and (iii) be credited with or otherwise have taken into account, to the extent applicable, Service Credits, any expenses incurred towards deductibles, out-of-pocket limits, maximum benefit payments, and any benefit usage towards plan limits credited to such individual as of the Distribution Date under the terms of the applicable existing Plan as if such service had been rendered to Lakes and as if such expenses and usage had originally been credited to such individual under the Lakes Medical/Dental Plans.

(b) Company to Provide Information. As soon as practicable after the Distribution Date, Company shall provide Lakes (with the cooperation of Lakes to the extent that relevant information is in the possession of Lakes, and in accordance with Section 8.2), with a list of Lakes Individuals who were, to the best knowledge of Company, participants in or otherwise entitled to benefits under the Company Medica/Dental Plans immediately prior to the Distribution Date, together with a listing of each such individual's Service Credit under such Plans and a listing of each such individual's expenses incurred towards deductibles, out-of-pocket limits, maximum benefit payments, and any benefit usage towards plan limits thereunder. Company shall, as soon as practicable after the Distribution Date, in accordance with Section 7.2, provide Lakes with such additional information in the possession of Company (and not already in the possession of Lakes) as may be reasonably requested by Lakes and necessary for Lakes to establish and administer effectively any Lakes Medical/Dental Plan.

         Section 5.3       Vacation and Sick Pay Liabilities.

(a) Division of Liabilities. Effective on the Distribution Date, (i) Company shall retain and shall be responsible for all accrued liabilities (whether vested or unvested, and whether funded or unfunded) for vacation and sick leave in respect of all Company Individuals as of the Distribution Date, and (ii) Lakes shall assume and shall be responsible for all accrued liabilities (whether vested or unvested, and whether funded or unfunded) for vacation and sick leave in respect of all Lakes Individuals as of the Distribution Date. From and after the Distribution Date, (x) Company shall be solely responsible for the payment to Company Individuals of vacation or sick leave accrued after the Distribution Date and (y) Lakes shall be solely responsible for the payment to Lakes Individuals of vacation or sick leave accrued after the Distribution Date.

(b) Post-Distribution Transfers. For a period of 90 days after the Distribution Date, an Employee who leaves the service of one party to immediately begin employment with the other party (i.e., leaving Company employment to work for Lakes or any its subsidiaries, or leaving Lakes employment to work for Company or any its subsidiaries) shall be provided by the successor employer with the same balance of vested and unvested vacation and sick leave hours as had been accrued by the former Employer through such termination date. The former Employer shall promptly notify the successor Employer in writing of the occurrence of any termination subject to the provisions of this Section 5.3(b); and the former Employer shall make a payment to the successor Employer within thirty (30) days of the aforesaid termination date in an amount equal to the value of the terminating Employee's vested balance of vacation leave and sick leave accrued by the former Employer through such termination date, based on the Employee's final rate of pay with the former Employer. No payment shall be made by the former Employer to the successor Employer for any unvested sick leave or vacation leave balance relating to any post-Distribution transfer, whether within or after the 90-day period referred to above.

         Section 5.4       Payroll Reporting and Withholding.

(a) Form W-2 Reporting. Company and Lakes may adopt the "alternative procedure" for preparing and filing IRS Forms W-2 (Wage and Tax Statements), as described in Section 5 of Revenue Procedure 84-77, 1984-2 IRS Cumulative Bulletin 753 ("Rev. Proc. 84-77"). Under this procedure Lakes as the successor employer shall provide all required Forms W-2 to all Lakes Individuals reflecting all wages paid and taxes withheld by both Company as the predecessor and Lakes as the successor employer for the entire year during which the Distribution takes place. Company shall provide all required Forms W-2 to all Company Individuals reflecting all wages and taxes paid and withheld by Company before and after the Distribution Date.

                In connection with the aforesaid agreement under Rev. Proc. 84-77, each business unit or business operation of Company shall be assigned to either Company or Lakes, depending upon whether it is a Company Retained Business or a Lakes Business, and each Company Individual or Lakes Individual associated with such business unit or business operation shall be assigned for payroll reporting purposes to Company or Lakes, as the case may be. Company and Lakes shall be responsible for filing IRS Forms 941 for their respective Employees.

(b) Forms W-4 and W-5. Company and Lakes may adopt the alternative procedure of Rev. Proc. 84-77 for purposes of filing IRS Forms W-4 (Employee's Withholding Allowance Certificate) and W-5 (Earned Income Credit Advance Payment Certificate). Under this procedure, (a) Company shall provide to Lakes all IRS Forms W-4 and W-5 on file with Company or any of its subsidiaries in the Company Retained Business and relating to a Lakes Individual, and Lakes and its subsidiaries in the will honor these forms until such time, if any, that such Lakes Individual submits a revised form; and (b) Lakes shall provide to Company all IRS Forms W-4 and W-5 on file with Lakes or any of its subsidiaries in the Lakes Business and relating to each Company Individual, and Company and its subsidiaries will honor these forms until such time, if any, that such Company Individual submits a revised form.

(c) Garnishments, Tax Levies, Child Support Orders, and Wage Assignment. With respect to garnishments, tax levies, child support orders, and wage assignments in effect with Company and its subsidiaries on the Distribution Date, Company and its subsidiaries in the Company Retained Business shall honor such payroll deduction authorizations with respect to Company Individuals, and Lakes and its subsidiaries in the Lakes Business shall honor such payroll deduction authorizations with respect to Lakes Individuals; and each such party will continue to make payroll deductions and payments to the authorized payee, as specified by the court or governmental order which was filed with Company or any of its subsidiaries on or before the Distribution Date. Company shall, as soon as practicable after the Distribution Date, in accordance with Section 7.2, provide Lakes with such information in the possession of Company (and not already in the possession of Lakes) as may be reasonably requested by Lakes and necessary for Lakes to make the payroll deductions and payments to the authorized payee as required by this subsection (c).

(d) Authorizations for Payroll Deductions. Unless otherwise prohibited by this or another agreement entered into in connection with the Distribution, or by a Plan document, with respect to Lakes Individuals with authorizations for payroll deductions in effect with Company or any of its subsidiaries on the Distribution Date, Company and its subsidiaries in the Company Retained Business will honor such payroll deduction authorizations relating to each Company Individual, and Lakes and its subsidiaries in the Lakes Business will honor such payroll deduction authorizations relating to each Lakes Individual, and no such party shall require that any such individual submit a new authorization to the extent that the type of deduction by the employer after the Distribution Date does not differ from that made by Company or its applicable subsidiary on or before the Distribution Date. Such deduction types include, without limitation: contributions to any Plan; scheduled loan repayments to any Plan or to an employee credit union; and direct deposit of payroll, bonus advances, union dues, employee relocation loans, and other types of authorized company receivables usually collectible through payroll deductions. Company shall, as soon as practicable after the Distribution Date, in accordance with Section 7.2, provide Lakes with such information in the possession of Company (and not already in the possession of Lakes) as may be reasonably requested by Lakes and necessary for Lakes to honor the payroll deduction authorizations contemplated by this subsection
         (d).

         Section 5.5 Post-Retirement Welfare Benefits. As of the Distribution Date, Company shall assume or retain and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations related to claims asserted or incurred or premiums owed as of and after the Distribution Date for post-retirement medical or life benefits in respect of any Company Individual under any Plan and claims asserted or incurred or premiums due after the Distribution Date in respect of any Company Individual under any such Plan; and Lakes shall have no liability or obligation with respect thereto. As of the Distribution Date, Lakes shall assume or retain and shall be responsible for, or cause its insurance carriers or HMOs to be responsible for, all liabilities and obligations related to claims asserted or incurred or premiums owed as of and after the Distribution Date for post-retirement medical or life benefits in respect of any Lakes Individual under any Plan and claims asserted or incurred or premiums due after the Distribution Date in respect of any Lakes Individual under any such Plan; and Company shall have no liability or obligation with respect thereto.

         Section 5.6 Other Welfare Plans. As of the Distribution Date, Company shall assume or retain and shall be responsible for, or cause its insurance carriers to be responsible for, all liabilities and obligations related to claims asserted or incurred or premiums owed as of and after the Distribution Date for its Welfare Plans other than Medical/Dental Plans or post-retirement medical or life benefit Plans ("Other Welfare Plans") in respect of any Company Individual under any such Other Welfare Plan and claims asserted or incurred or premiums due after the Distribution Date in respect of any Company Individual under any such Other Welfare Plan; and Lakes shall have no liability or obligation with respect thereto. As of the Distribution Date, Lakes shall assume or retain and shall be responsible for, or cause its insurance carriers to be responsible for, all liabilities and obligations related to claims asserted or incurred or premiums owed as of and after the Distribution Date for any Other Welfare Plans in respect of any Lakes Individual under any such Other Welfare Plan and claims asserted or incurred or premiums due after the Distribution Date in respect of any Lakes Individual under any such Other Welfare Plan; and Company shall have no liability or obligation with respect thereto.

                                    ARTICLE 6
                          LABOR AND EMPLOYMENT MATTERS

         Notwithstanding any other provision of this Agreement or any other agreement between Company and Lakes to the contrary, Company and Lakes understand and agree that:

         Section 6.1 Separate Employers. On and after the Distribution Date and the separation of Employees into their respective companies, Company and Lakes will be separate and independent employers.

         Section 6.2 Employment Policies and Practices. Subject to the provisions of ERISA and the provisions herein governing post-Distribution transfers, and except as limited by applicable law or agreement, Company and Lakes may adopt, continue, modify or terminate such employment policies, compensation practices, retirement plans, welfare benefit plans, and other employee benefit plans of any kind or description, as each may determine, in its sole discretion, are necessary or appropriate.

         Section 6.3 Collective Bargaining Agreements. With regard to any Employees covered by a Collective Bargaining Agreement on the Distribution Date who are or become Retained Employees or are or become Lakes Employees, Company and Lakes promise and covenant to each other not to take any action that disrupts or otherwise negatively impacts the labor relations of the other. Company and, to the extent applicable, Lakes will diligently work to substitute the appropriate employer for Company in any Collective Bargaining Agreements with respect to Transferred Employees.

         Section 6.4 Notice of Claims. Without limitation to the scope and application to each party in the performance-Nace of its duties herein, each party hereto will notify in writing and consult with the other party prior to making any settlement of an employee claim, for the purpose of avoiding any prejudice to such other party arising from the settlement.

         Section 6.5 Assumption of Unemployment Tax-Rates. Changes in state unemployment tax experience from that of Company and its subsidiaries as of the Distribution Date shall be handled as follows. In the event an option exists to allocate any state unemployment tax experience of Company or any of its subsidiaries, such experience shall be transferred to Lakes or one or more of its subsidiaries in the Lakes Business if this results in the lowest aggregate unemployment tax costs for both Company and Lakes combined; and such experience shall be retained by Company or one or more of its subsidiaries in the Company Retained Business if this results in the lowest aggregate unemployment tax costs for Company, Lakes and their respective subsidiaries combined.

         Section 6.6 Employees on Leave of Absence. After the Distribution Date, Lakes shall assume responsibility, if any, as employer for all Employees returning from an approved leave of absence who prior to the Distribution Date were employed in a Lakes Business. After the Distribution Date, Company shall assume responsibility, if any, as employer for all Employees returning from an approved leave of absence who prior to the Distribution Date were employed in a Company Retained Business or otherwise were not employed in a Lakes Business.

         Section 6.7 Release and Separation Agreements. Effective as of the Distribution Date, Company shall assume all obligations and liabilities for, and arising under those Release and Separation Agreements with respect to Company Individuals, and Lakes shall have no liability or obligation with respect thereto. Effective as of the Distribution Date, Lakes shall assume all obligations and liabilities for and arising under those Release and Separation Agreements with respect to Lakes Individuals, and Company shall have no liability or obligation with respect thereto.

                                    ARTICLE 7
                                  MISCELLANEOUS

         Section 7.1 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties hereto or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein, and no act of the parties hereto, shall be deemed to create any relationship between such parties other than the relationship set forth herein.

         Section 7.2 Access to Information; Cooperation. Company and Lakes and their authorized agents shall be given reasonable access to and may take copies of all information relating to the subjects of this Agreement (to the extent permitted by federal and state confidentiality laws) in the custody of the other party, including any agent, contractor, subcontractor, agent or any other person or entity under the contract of such party. The parties hereto shall provide one another with such information within the scope of this Agreement as is reasonably necessary to administer each party's Plans. The parties hereto shall cooperate with each other to minimize the disruption caused by any such access and providing of information.

         Section 7.3 Assignment. Except as part of the Merger, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party hereto and any purported transfer without such consent shall be void.

         Section 7.4 Headings. The section and paragraph headings and table of contents contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 7.5 Severability. If any provision set forth in this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of its being too extensive in any respect, such provision shall be interpreted to have the broadest application as shall be enforceable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the validity of the other provisions hereof, which shall continue in full force and effect.

         Section 7.6       Parties in Interest; No Third Party Beneficial
                           Rights.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as specifically provided herein, this Agreement is for the sole and exclusive benefit of the parties hereto and nothing herein is intended to give or shall be construed to give to any person or entity other than the parties hereto any rights or remedies hereunder.

(b) No provision of this Agreement shall create any third party beneficiary rights in any Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Employee by either party hereto or under any Plan which a party may maintain.

(c) Nothing contained in this Agreement shall confer upon any Employee any right with respect to continuance of employment by either party hereto, nor shall anything herein interfere with the right of either party hereto to terminate the employment of any Employee at any time, with or without cause, or restrict a party in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of an Employee, except as provided by applicable law.

         Section 7.7 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party (or other person referred to herein) shall be in writing and shall be deemed to be given and effective (a) upon delivery if delivered in person or by courier, (b) when sent by electronic transmission (telegraph, telex, telecopy or facsimile transmission), receipt confirmed, (c) five days after being sent by airmail, postage prepaid or (d) when receipt is acknowledged if mailed by certified mail, postage prepaid, return receipt requested. The notice shall be delivered to the addresses of each party hereto as follows, or to such other persons or addresses as may be designated in writing by the party to receive such notice:

                  (a)      if to Company:

                           Grand Casinos, Inc.
                           11975 Seaway Road
                           Gulfport, MS 39503
                           Attn: Mr. Thomas Brosig
                           Fax: (228) 604-5050

                           with a copy to:

                           Latham & Watkins
                           633 West Fifth Street
                           Suite 4000
                           Los Angeles, CA 90071-2007
                           Attn: Michael Sturrock, Esq.
                           Fax: (213) 891-8763

                  (b)      if to Lakes:

                           Lakes Gaming, Inc.
                           130 Cheshire Lane
                           Minnetonka, MN 55305
                           Attn: Mr. Lyle Berman
                           Fax: (612) 449-7003

                           with a copy to:

                           Maslon Edelman Borman & Brand, LLP
                           3300 Norwest Center
                           90 South Seventh Street
                           Minneapolis, MN 55402-4140
                           Attn: Neil I. Sell, Esq.
                           Fax: (612) 672-8397

         Section 7.8 Further Assurances. Each of the parties hereto promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

         Section 7.9 Waiver of Conditions. The conditions to each of the parties' obligations to effect the transactions contemplated herein are for the sole benefit of such party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         Section 7.10 Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Minnesota, without giving effect to principles of conflicts of laws thereof.

         Section 7.11 Preservation of Right To Amend or Terminate Plans. Except as otherwise expressly provided herein, no provisions of this Agreement, including, without limitation, the agreement of Company or Lakes to make a contribution or payment to or under any Plan referred to herein for any period, shall be construed as a limitation on the right of Company or Lakes to amend such Plan or terminate its participation therein which Company or Lakes would otherwise have under the terms of such Plan or otherwise; and no provision of this Agreement shall be construed to create a right in any employee or former employee, or dependent or beneficiary of such employee or former employee under a Plan which such person would not otherwise have under the terms of the Plan itself; provided, however, that neither party shall amend any Plan to the extent that such amendment would have the effect of increasing the liabilities of the other party under any Plan of the other party, without such other party's consent.

         Section 7.12 Entire Agreement. This Agreement, the Distribution Agreement and all other Ancillary Agreements constitute the entire understanding between the parties hereto, and supersede all prior written or oral communications, relating to the subject matter covered by said agreements. To the extent that the terms of this Agreement and similar terms of the Distribution Agreement are in conflict, the interpretation given to the conflicting terms of the Distribution Agreement shall govern the interpretation and performance of this Agreement. No amendment, modification, extension or failure to enforce any condition of this Agreement by either party shall be deemed a waiver of any of its rights herein.

         Section 7.13 Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         Section 7.14 Survival. Obligations described in this Agreement shall remain in full force and effect and shall survive the Distribution Date and the Merger.

         Section 7.15 Dispute Resolution. Any dispute arising under this Agreement shall be resolved by binding arbitration in the manner contemplated by
Section 9.14 of the Distribution Agreement, including without limitation Section 9.14(c) thereof, and including the attorneys' fees provisions referred to therein

         Section 7.16 Reimbursement. Company and Lakes acknowledge that Company, on the one hand, and Lakes, on the other hand, may incur costs and expenses, including, but not limited to, contributions to Plans and the payment of insurance premiums arising from or related to any of the Plans which are, as set forth in this Agreement, the responsibility of the other party hereto. Accordingly, Company and Lakes shall reimburse each other, as soon as practicable, but in any event within thirty (30) days of receipt from the other party hereto of appropriate verification, for all such costs and expenses.

         Section 7.17 Default. In the event of a material default by either party hereunder, the non-defaulting party shall be entitled to all remedies provided by law or equity (including reasonable attorneys' fees and costs of suit incurred).

         Section 7.18 Force Majeure. Company and Lakes shall incur no liability to each other due to a default under the terms and conditions of this Agreement resulting from fire, flood, war, strike, lock-out, work stoppage or slow-down, labor disturbances, power failure, major equipment breakdowns, construction delays, accident, riots, acts of God, acts of United States' enemies, laws, orders or at the insistence or result of any governmental authority or any other delay beyond each other's reasonable control.

         Section 7.19 Attorney/Client Privilege. The provisions herein requiring either party hereto to cooperate shall not be deemed to be a waiver of the attorney/client privilege for either party hereto nor shall it require either party to waive its attorney/client privilege.

         Section 7.20 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable laws, each party waives any objection to the imposition of such relief.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  GRAND CASINOS, INC., a Minnesota corporation

                                  By:   /s/ Timothy J. Cope
                                      -----------------------------
                                  Name:     Timothy J. Cope
                                        ---------------------------
                                  Title:   Chief Financial Officer
                                         ----------------------------
                                  LAKES GAMING, INC., a Minnesota corporation

                                  By:   /s/ Timothy J. Cope
                                      -----------------------------
                                  Name:     Timothy J. Cope
                                        ---------------------------
                                  Title:   Chief Financial Officer
                                         ----------------------------








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

                                   SCHEDULE A

                          CHANGE OF CONTROL AGREEMENTS

         The Change of Control Agreements of Company are identified in Schedule
4.8 of the Merger Agreement, as those agreements and plans providing for any additional payments or benefits to specified employees upon a change of control of Company, as defined in such agreement or plan.

                                   SCHEDULE B

                        RELEASE AND SEPARATION AGREEMENTS

         The Change of Control Agreements of Company are identified in Schedule
4.8 of the Merger Agreement, as those agreements providing for any additional payments or benefits to specified employees upon termination of employment under specified conditions.























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


                                   SCHEDULE C

                   EXAMPLE OF COMPANY STOCK OPTION ADJUSTMENT

         The following example illustrates the agreed method for adjusting the Company Stock Options to ensuring that their intrinsic value prior to the Distribution will be preserved thereafter pursuant to Section 3.1(a) of this Agreement.

         For this example, assume the following:

         (a) $9.00 is the closing price of a share of Company Common Stock on December 31, 1998. Because the Record Date for the Distribution was December 23, 1998, that $9.00 price would represent both (i) the right of the Company shareholder to receive one (1) share of Lakes Common Stock as of that date for each four (4) shares of Company Common Stock held by the shareholder (due to the "one for four" ratio provided for in the Distribution); and (ii) the right to receive proceeds of the Merger as of that date with respect to each share of Company Common Stock held by the shareholder.

         (b) A Retained Employee holds a Company Stock Option to purchase 100 shares of Company Common Stock for $6.00. Therefore, if the Retained Employee exercised the Company Stock Option on December 31, 1998, its intrinsic value would be $300.00, which is 100 times the difference between the $6.00 option exercise price and the $9.00 market price assumed above. That $3.00 intrinsic value per share would be one-third of the market price ($3.00/$9.00) and the option exercise price would be two-thirds of the market price ($6.00/$9.00).

         (c) $12.00 is the closing price of a share of Lakes Common Stock on its first day of trading, which will be January 4, 1999.

         (d) Therefore, on December 31, 1998, the value of a Company shareholder's right to receive a share of Lakes Common Stock would have been about $3.00, which is 25% of $12.00, due to the "one for four" Distribution ratio for Lakes Common Stock.

         (e) If the right to receive a share of Lakes Common Stock was worth $3.00 on December 31, 1998, and a share of Company Common Stock, including that same right, was worth $9.00 on that date, as assumed above, then a share of Company Common Stock without that right would be worth about $6.00 (or two-thirds of the combined value); and the value of a share of Lakes Common Stock, if one then existed, would be worth about $3.00, or one-third of the $9.00 combined share value.

         (f) As a result, on December 31, 1998, the Company Individual's option to buy 100 shares of Company Common Stock for $6.00 would be adjusted (or "split") into an option to buy 100 shares of Company Common Stock for $4.00 per share (two-thirds of the original $6.00 option exercise price) and an option to buy 100 shares of Lakes Common Stock (before the distribution) for $2.00 (one-third of the original $6.00 option price). However, due to the "one for four" Distribution ratio for Lakes Common Stock, the option to purchase 100 shares of Lakes Common Stock would be converted into an option to purchase 25 shares of Lakes Common Stock for $8.00 each. The new Company Stock Option would next be converted into an option to purchase common stock of Park Place pursuant to the Merger Agreement.

         (g) If the Company Individual exercised both of the new options on January 4, 1998 (assuming the Company Stock Option had not been converted into an option to buy common stock of Park Place), the intrinsic value of the new separate options would be the same $300.00 they had on December 31, 1998, before the old Company Stock Option was adjusted (or "split"). The new $300.00 intrinsic value would be preserved and determined as follows: (1) The exercise of the new Company Stock Option would result in 100 shares of post-Distribution Company Common Stock (worth $6.00 per share) being bought for $4.00 per share, for an aggregate economic gain of $200.00; and (2) The exercise of the Lakes Stock Option would result in 25 shares of Lakes Common Stock (worth $12.00 per share) being bought for $8.00 per share, for an aggregate economic gain of $100.00.












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